EXHIBIT 21.1

ENTITY NAME (all 100% owned unless indicated otherwise)	STATE OF INC.

TrustWay Insurance Agencies, LLC	Delaware
fka AssetAmerica Insurance Agencies, LLC
fka AssetAmerica Insurance, LLC
fka AcceptanceAmerica Insurance, LLC
AssuranceAmerica Managing General Agency, LLC	Delaware
fka Ameraset Assurance Group, LLC
AssuranceAmerica Managing General Agency of Alabama Corporation	Alabama
AssuranceAmerica Insurance Company	South Carolina
AssuranceAmerica Claims Services, LLC	Delaware
fka Ameraset Claims Services, LLC
fka Ameraclaim Services, LLC
AssuranceAmerica Corporation	Georgia
AssuranceAmerica Capital Trust I	Delaware
Apple Insurance Mall of Regency, Inc. (subsidiary of TrustWay Insurance Agencies, LLC)	Florida
Apple Insurance Mall of Sarasota, Inc. (subsidiary of TrustWay Insurance Agencies, LLC)	Florida
Apple Insurance Mall of Southside, Inc. (subsidiary of TrustWay Insurance Agencies, LLC)	Florida
Apple Insurance Mall of Tyrone, Inc. (subsidiary of TrustWay Insurance Agencies, LLC)	Florida
Apple Insurance Mall Tax Service, Inc. (subsidiary of TrustWay Insurance Agencies, LLC)	Florida
TW Partners Agencies of Alabama, Inc. (80% owned)	Georgia